Report of Independent Registered Public Accounting Firm

To the Board of Trustees of
MTB Group of Funds

In planning and performing our audits of the financial statements of MTB Large Cap Growth Fund
II, MTB Large Cap Value Fund II, and MTB
Managed Allocation Fund-Moderate Growth II (three of the portfolios constituting the MTB Group of Funds) (the Funds) for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles.
Those controls
include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight
Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the
information and use of management and the Board of Directors of MTB Group of Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


							Ernst & Young LLP


Boston, Massachusetts
February 7, 2005